--------------------------------------------------------------------------------


               GPR SYSTEM DEVELOPMENT, SALE AND LICENSE AGREEMENT

                                 by and between

                               Power Spectra, Inc.

                                       and

                            LandRay Technology, Inc.

                                   dated as of

                                December 17, 1996



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.   DEFINITIONS......................................................1
         Section 1.1       Capitalized Terms..................................1

ARTICLE 2.   DELIVERABLES AND DEVELOPMENT.....................................2
         Section 2.1       Development........................................2
         Section 2.2       Changes............................................2
         Section 2.3       Additional Development.............................3
         Section 2.4       Project Manager....................................3
         Section 2.5       Replacement of Project Managers....................3
         Section 2.6       Commercial Manufacture and Use.....................3

ARTICLE 3.   ACCEPTANCE PROCEDURE.............................................3
         Section 3.1       Acceptance of Versions.............................3
         Section 3.2       Acceptance of Other Deliverables...................4
         Section 3.3       Access.............................................4
         Section 3.4       Periodic Reports...................................4

ARTICLE 4.   CONTRACT PRICE...................................................4
         Section 4.1       Contract Price.....................................4
         Section 4.2       Contract Price Adjustment..........................4
         Section 4.3       Form of Payment....................................4

ARTICLE 5.   LICENSE, ROYALTIES AND OWNERSHIP RIGHTS..........................4
         Section 5.1       GPR Technology License.............................4
         Section 5.2       Commercialization..................................5
         Section 5.3       Ownership..........................................5
         Section 5.4       Use of Third Party Materials.......................6
         Section 5.5       Information About Third Party Materials............6

ARTICLE 6.   CONFIDENTIALITY..................................................6
         Section 6.1       Confidential Information...........................6
         Section 6.2       Permitted Use and Disclosures......................7
         Section 6.3       Public Disclosure..................................7

ARTICLE 7.   TERM AND TERMINATION.............................................7
         Section 7.1       Term...............................................7
         Section 7.2       Termination for Breach.............................7
         Section 7.3       Termination for Insolvency.........................7
         Section 7.4       Effect of Breach or Termination....................8
         Section 7.5       Survival...........................................8

                                TABLE OF CONTENTS
                                  (continued)

ARTICLE 8.   PSI NAME AND LOGO................................................8
         Section 8.1       PSI Logos..........................................8
         Section 8.2       Copyright, etc. Notices............................8

ARTICLE 9.   PRODUCT SUPPORT..................................................8
         Section 9.1       Post-Development Support...........................8

ARTICLE 10.   WARRANTIES AND SUPPORT..........................................9
         Section 10.1      Warranties By PSI..................................9
         Section 10.2      Warranties By LandRay..............................9
         Section 10.3      Product Warranties by PSI.........................10
         Section 10.4      No Warranties to Third Parties....................10

ARTICLE 11.   LIMITATIONS ON WARRANTIES AND LIABILITY........................10
         Section 11.1      Warranty Limitation...............................10
         Section 11.2      Liability Limitations.............................10

ARTICLE 12.   INDEMNIFICATION................................................11
         Section 12.1      Indemnification...................................11
         Section 12.2      Conditions on Indemnity...........................11

ARTICLE 13.   FUTURE PRODUCTS................................................11

ARTICLE 14.   NOTICES........................................................12

ARTICLE 15.   MISCELLANEOUS..................................................12
         Section 15.1      Independent Contractor............................12
         Section 15.2      Taxes.............................................12
         Section 15.3      Assignment........................................12
         Section 15.4      Force Majeure.....................................12
         Section 15.5      Governing Law; Forum Selection....................13
         Section 15.6      Integration; Amendment............................13
         Section 15.7      Severability......................................13
         Section 15.8      Bankruptcy........................................13
         Section 15.9      Rights and Remedies...............................13
         Section 15.10     Waiver............................................14
         Section 15.11     Headings..........................................14
         Section 15.12     Counterparts......................................14

                  GPR SYSTEM DEVELOPMENT AND LICENSE AGREEMENT

         THIS AGREEMENT (this "Agreement") is entered as of this 17th day of December, 1996 by and between, Power Spectra, Inc., with its offices at 919 Hermosa Court, Sunnyvale, California 94086 ("PSI"), and LandRay Technology, Inc., with its offices at 235 Montgomery Street, San Francisco, CA 94104 ("LandRay").

                                    RECITALS

         1. PSI owns 38% of the common stock of LandRay, which was formed to fund and to use ground penetrating radar ("GPR") technology developed by PSI for certain applications, specifically mining, mineral and petroleum exploration and exploitation (the "Covered Uses").

         2. PSI and LandRay previously entered into an initial agreement for PSI to demonstrate for LandRay the feasibility of a GPR system for the Covered Uses.

         3. PSI and LandRay now desire to enter into a comprehensive development, sale and license agreement providing for, upon demonstration of feasibility of the GPR system for the Covered Uses, PSI to deliver to LandRay certain operational GPR prototype systems for the Covered Uses and LandRay to pay PSI $3,000,000.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein the parties agree as follows:

                                    AGREEMENT

ARTICLE 1.   DEFINITIONS

         Section 1.1 Capitalized Terms. The following terms shall have the following meanings when used in this Agreement:

         "Agreement" means this agreement and all exhibits and schedules hereto.

         "Confidential Information" shall mean (i) any proprietary or confidential information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.

         "Delivery Timetable" shall mean the schedule for delivery of the PSI Deliverables to be delivered by PSI to LandRay as set forth in Exhibit B hereto.

         "Contract Price" shall mean the payments being made to PSI by LandRay as set forth in Article 4 hereto.

         "GPR Know-How" shall mean all confidential information and materials, including without limitation, trade secrets, instructions, processes, formulas, technology and technical information owned in whole or in part, or controlled by license, assignment or otherwise by PSI, necessary for LandRay to exercise its rights under Section 5.1 hereof. GPR Know-How shall also include all copyrights held or licensed by PSI necessary for LandRay to exercise its rights under
Section 5.1 hereof. GPR Know-How shall not include any inventions included in GPR Patents.

         "GPR Patents"  shall mean (i) the patents and patent  applications  set forth on Exhibit C hereto and hereby incorporated herein, (ii) any substitutions, divisions, continuations, continuations-in-part applications of
(i) above, (iii) any patents (and inventors certificates) issuing worldwide on any of the preceding, including without limitation, reissues, reexaminations, or extensions or confirmations, registrations, revalidations, or additions, (iv) any newly issued patents issued to PSI for inventions reasonably related and necessary for the improvement of the GPR Products or the GPRS and (v) any copyrights with respect to PSI Deliverables.

         "GPR Products" mean (i) the operational prototype GPRS (see "GPRS" below) referred to in Exhibit B that has all the material functions and capabilities of a production product as set forth in Exhibit A and (ii) all improvements thereto and enhancements thereof.

         "GPRS" shall mean the prototype Ground-Penetrating Radar System being developed hereunder.

         "GPR Technology" shall mean the GPR Know-How and the GPR Patents.

         "PSI Deliverables" means the deliverables or milestones set forth on Exhibit B to be delivered by PSI to LandRay, or completed by PSI as the case may be, pursuant to this Agreement.

         "Specifications" means the technical specifications for the GPRS set forth in Exhibit A.

ARTICLE 2.   DELIVERABLES AND DEVELOPMENT

         Section 2.1 Development. PSI will develop and deliver to LandRay the PSI Deliverables in accordance with the Specifications set forth in Exhibit A and the Delivery Timetable set forth in Exhibit B, respectively. Each PSI Deliverable will, upon delivery or completion, conform in all material respects to the Specifications set forth for such PSI Deliverables.

         Section 2.2 Changes. If LandRay desires a change in the Specifications, LandRay shall submit a written change order to PSI which includes a full description of the requested change. PSI will promptly review the change order to determine the feasibility of the proposed changes. PSI will not be bound to implement the changes until LandRay has received a copy of the change order signed by PSI's authorized representative. If a change order issued by LandRay, or the inaccuracy or incompleteness of technical or other information supplied to PSI by LandRay, causes an increase in the amount of time or materials necessary to deliver any PSI Deliverable, the parties shall negotiate in good faith to make an equitable adjustment to the Development Fee payable or the delivery dates for the affected PSI Deliverables. PSI specifically reserves the right to suspend development work pending the negotiation of such a change.

         Section 2.3 Additional Development. Additional development work may be periodically brought under this Agreement through the use of separate, written schedules agreed to and executed by the parties.

         Section 2.4 Project Manager. Each party shall designate one of its employees to be its project manager (the "Project Manager"). Each party's Project Manager shall have direct responsibility for coordinating the party's activities under this Agreement and interacting with the other party's Project Manager. LandRay hereby designates Mike Rhode as its Project Manager and PSI hereby designates Steve Davis as its Project Manager. Project Managers of each party shall meet as needed to review progress and to resolve issues relating to this Agreement.

         Section 2.5 Replacement of Project Managers. Either party may, if good cause exists therefor, withdraw its approval of the other's Project Manager. If a party's Project Manager is unable to continue to serve due to physical disability or termination of employment, or if the other party withdraws its approval of the Project Manager, the party shall appoint a successor Project Manager, subject to other's prior written approval, which approval will not be unreasonably withheld or delayed.

         Section 2.6 Commercial Manufacture and Use. Subject to Section 5.1(d) hereof, PSI shall be solely responsible for the commercial manufacture of the GPRS referred to in Exhibit B hereto. LandRay shall be solely responsible for the use and application of the GPRS.


ARTICLE 3.   ACCEPTANCE PROCEDURE

         Section 3.1 Acceptance of Versions.

                  (a) Within 15 business days after the delivery to it of each PSI Deliverable, LandRay shall inform PSI whether such PSI Deliverable meets the Specifications for such PSI Deliverable. If LandRay reasonably believes that such PSI Deliverable does not conform to the relevant Specifications, it shall so inform PSI and provide PSI with details regarding such failure and suggested remedial action. PSI shall work diligently to remedy any such failure and to return such PSI Deliverable to LandRay for acceptance.

                  (b) LandRay's failure to object to any PSI Deliverables within 15 business days of delivery shall be deemed acceptance of such PSI Deliverable. In addition, LandRay's release of the GPRS for general distribution and marketing shall be deemed acceptance by LandRay of all PSI Deliverables.

                  (c) Failure of the any PSI Deliverable to meet the applicable Specification after a reasonable number of attempts to remedy the failure under
Section 3.1(a), shall constitute a default by PSI.

         Section 3.2 Acceptance of Other Deliverables. The parties shall agree upon reasonable tests and acceptance criteria for PSI Deliverables to the extent that such tests and criteria are not included in Exhibit A.

         Section 3.3 Access. PSI will provide LandRay with reasonable access to PSI Deliverables at its facilities for inspection purposes during development.

         Section 3.4 Periodic Reports. PSI shall give LandRay periodic (monthly) reports on progress toward attainment of PSI Deliverables (as shown on Exhibit
B).


ARTICLE 4.   CONTRACT PRICE

         Section 4.1 Contract Price. LandRay will pay PSI the sum of $3,000,000 (three million dollars) (the "Contract Price") for the development of the work to be performed hereunder. The Contract Price shall be payable in accordance with Exhibit D. All payments set forth in Exhibit D shall be due and payable within 3 business days of the event set forth therein. The Contract Price shall be allocated with $2,000,000 being paid for the prototype and $1,000,000 being paid for the license.

         Section 4.2 Contract Price Adjustment. LandRay and PSI agree to review the progress hereunder on a regular basis to assess whether or not PSI's costs are exceeding the Contract Price. In such event, the Contract Price may be increased by mutual agreement of the parties.

         Section 4.3 Form of Payment. The Contract Price shall be payable in U.S. dollars and in a manner reasonably agreed by the parties.


ARTICLE 5.   LICENSE, ROYALTIES AND OWNERSHIP RIGHTS

         Section 5.1 GPR Technology License.

                  (a) GPR Technology License. PSI hereby grants to LandRay an exclusive, worldwide, royalty-free, non-transferable license, with the right of sublicense, under the GPR Patents and the GPR Know-How to use the GPR Products only for the following applications: mining, mineral and petroleum exploration and exploitation (the "Licensed Applications"). During the term hereof, PSI shall not grant any third party any right under the GPR Patents to use the GPR Products for the Licensed Applications. Nothing in this agreement shall be construed to:

                           (i) grant  LandRay any right under the GPR Patents or
GPR Know-How for mine locating, unexploded ordnance locating, toxic waste locating, surveying power transmission lines, timber cruising or wildlife control surveying; or

                           (ii) grant LandRay any right under the GPR Patents or
GPR Know-How other than with respect to the Licensed Applications; or

                           (iii) prevent the parties from  negotiating any other
contract, as appropriate, beyond the limitations of paragraph 5.1(a).

                  (b) PSI Improvements License. PSI hereby grants to LandRay an exclusive, worldwide, irrevocable, royalty-free license to use any improvements, modifications, enhancements and other inventions or technology related to the GPR Products, GPR Patents, and/or GPR Know-How (the "PSI Improvements"), if any, developed by PSI during the term hereof.

                  (c) Additional Uses. The licenses under this Section 5.1 above may be extended to cover archeological applications if requested by LandRay from time to time and approved in writing by PSI, which approval shall not be unreasonably withheld, provided no other relationship has been negotiated prior to LandRay's request.

                  (d) License Grant in the Event of Bankruptcy of PSI or Inability to Deliver PSI Deliverables. In the event (1) of any of the happenings described in Section 7.3 of this Agreement following which LandRay elects not to terminate this Agreement or (2) that PSI fails to deliver LandRay the PSI Deliverables on the timetable set forth in Exhibit B or to deliver any other deliverable agreed to in writing by the parties (any such failure to deliver being subject to the 45-day cure period set forth in Section 7.2 of this Agreement) and LandRay elects not to terminate this Agreement, then the license granted to LandRay by PSI under Section 5.1(a) and 5.1(b) shall include the right for LandRay to make or have made the GPR Products for the applications covered by such license. In such event, PSI shall assist LandRay in all reasonable respects for LandRay to exercise its rights under this subsection
(d), including delivery of any required technical data to LandRay (which disclosure shall continue to be covered by Section 6.1 of this Agreement).

         Section 5.2 Commercialization. LandRay agrees to use every reasonable effort to make commercial use of the licenses granted herein to generate revenue.

         Section 5.3 Ownership.

                  (a) Ownership of PSI Deliverables. Following delivery of the PSI Deliverables to LandRay and LandRay's full payment of the Contract Price and other fees set forth in Article 4, LandRay shall take title to, and become the exclusive owner of, the PSI Deliverables.

                  (b) Ownership of GPR Technology. Subject to the license contained in Section 5.1 above, ownership of the GPR Patents, GPR Know-How, and
all  intellectual   property  rights  therein,
including without limitation, copyrights, patents, trademarks, trade secrets, mask works and other proprietary rights, shall remain exclusively with PSI.

                  (c) Ownership of PSI Improvements. Subject to the license granted to LandRay in Section 5.1(d) above, ownership of PSI Improvements and all intellectual property rights therein, including without limitation, copyrights, patents, trademarks, trade secrets, mask works and other proprietary rights, shall remain exclusively with PSI.

         Section 5.4 Use of Third Party Materials. PSI shall not incorporate into the PSI Deliverables any materials owned by third parties unless such materials and their owners (including the owners of any intellectual property embodied therein) are identified in writing to LandRay's Project Manager, and PSI either: (i) has sufficient authority to grant to LandRay the rights and licenses necessary to exploit the PSI Deliverables as contemplated herein; or
(ii) the owner of such materials has granted directly to LandRay such rights and licenses. PSI shall have sole responsibility for payment of all royalties and other charges with respect to such third party materials, including as they may accrue with respect to subsequent use thereof by LandRay, its affiliates, customers, successors and assigns.

         Section 5.5 Information About Third Party Materials. With respect to third party materials that are identified in writing to LandRay's Project Manager, PSI shall, prior to incorporating the same into the PSI Deliverables either provide to LandRay a copy of any agreements or other instruments from which PSI derives its authority to grant LandRay the rights contemplated herein, or shall allow LandRay's counsel to review such agreements or other instruments on a confidential basis for the purpose of advising LandRay with respect to PSI's authority to grant LandRay such rights and licenses.


ARTICLE 6.   CONFIDENTIALITY

         Section 6.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                  (d) was  independently  developed  by the  receiving  party as
demonstrated  by  documented  evidence  prepared   contemporaneously  with  such
independent development; or

                  (e) was subsequently lawfully disclosed to the receiving party by a person other than a party.

         Section 6.2 Permitted Use and Disclosures. Each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

         Section 6.3 Public Disclosure. Except as otherwise required by law, neither party shall issue a press release or make any other public disclosure of the terms of this Agreement without the prior approval of such press release or public disclosure, which shall not be unreasonably withheld. Each party shall submit any such press release or public disclosure to the other party a reasonable time prior to dissemination and the receiving party shall have a reasonable opportunity to review and comment on such release or disclosure.


ARTICLE 7.   TERM AND TERMINATION

         Section 7.1 Term. The term of this Agreement shall commence on the date on which LandRay obtains funding sufficient to provide the payments as shown in Exhibit D hereto and shall continue for five (5) years (the "Initial Period") from the date LandRay accepts the operational prototype of the GPR Products. Upon the expiration of the Initial Period, this Agreement shall be automatically renewed for successive periods of one (1) year (each a "Renewal Period") unless earlier terminated as authorized in this Section 7.

         Section 7.2 Termination for Breach. If either party defaults in the performance of its material obligations hereunder and if any such default is not corrected within forty-five (45) days after it shall have been called to the attention of the defaulting party, in writing, by the other party, then the other party, at its option, may, in addition to any other remedies it may have, thereupon terminate this Agreement by giving written notice of termination to the other party.

         Section 7.3 Termination for Insolvency. If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

         Section 7.4 Effect of Breach or Termination.

                  (a) Accrued Obligations. Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

                  (b)  Return  of  Materials.   Upon  any  termination  of  this
Agreement, LandRay and PSI shall promptly return to the other party all Confidential Information received from the other party.

                  (c) Reversion of Licenses. Upon any termination of this Agreement, all licenses granted hereunder (including any sublicenses granted by a party hereto) shall terminate and revert back to the owner, except as provided in Section 7.6 below.

         Section 7.5 Survival. Section 5.3 (Ownership), Article 6 (Confidentiality), Article 11 (Limitations on Warranties and Liability), Article 12 (Indemnification) and Article 15 (Miscellaneous) shall survive the expiration or termination of this Agreement for any reason.


ARTICLE 8.   PSI NAME AND LOGO

         Section 8.1 PSI Logos. LandRay shall include the PSI name and logo, in a manner to be reasonably agreed between the parties: (i) in product documentation included with the GPR Products; (ii) in advertising and promotional materials associated with the GPR Products; and (iii) on the housing of the GPR Products.

         Section 8.2 Copyright, etc. Notices. LandRay shall not remove or obscure any notices or markings, including without limitation, copyright, trademark, or confidentiality notices, or ownership notices on any of the PSI Deliverables.


ARTICLE 9.   PRODUCT SUPPORT

         Section 9.1 Post-Development Support.

                  (a) PSI shall provide reasonable support and assistance to maintain the GPR Products to the extent and for fees as shall be determined mutually by the parties and as shall be specified in a writing attached to this Agreement.

                  (b) In addition, PSI agrees to provide an annual calibration and system checkout of the GPR Products. LandRay shall pay PSI a fee for such services which shall be PSI's cost of labor and materials to provide such services plus 10% of such amount.


ARTICLE 10.   WARRANTIES AND SUPPORT

         Section 10.1 Warranties By PSI. PSI represents and warrants to LandRay that:

                  (a) PSI is a corporation, duly organized, validly existing and in good standing under the laws of the State of California;

                  (b) PSI has full power and authority to execute, deliver and perform this Agreement;

                  (c) This Agreement has been duly authorized, executed and delivered by PSI and is the legal, valid and binding obligation of PSI in accordance with its terms;

                  (d) There is and will be no lien, claim or encumbrance on, and there will be no such lien, claim or encumbrance on the PSI Deliverables;

                  (e) The development of the PSI Deliverables by PSI shall not be performed in breach of any obligation of PSI to a third party or in violation of any applicable law, rule or regulation;

                  (f) PSI shall have obtained all permits necessary to comply with such laws, rules and regulations applicable to its performance;

                  (g) To the best of PSI's knowledge, the PSI Deliverables provided by PSI to LandRay hereunder do not and will not infringe the copyrights or trade secret rights or patent rights of any third party. The foregoing warranty does not extend to any PSI deliverable to the extent that is the result of specifications or requirements of LandRay or where the specifications provided by PSI to LandRay are not followed if LandRay is manufacturing the GPR Products pursuant to Section 5.1(d) hereof.

         Section 10.2 Warranties By LandRay. LandRay represents and warrants to PSI that:

                  (a) LandRay is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) LandRay has full power and authority to execute, deliver and perform this Agreement;

                  (c) This Agreement has been duly authorized, executed and delivered by LandRay and is the legal, valid and binding obligation of LandRay in accordance with its terms;

         Section 10.3 Product Warranties by PSI.

                  (a) PSI warrants to LandRay that, for a period of ninety (90) days from the date of delivery by PSI, the PSI Deliverables will be free of material defects and will materially conform to Specifications. Such warranty shall not apply if any of the PSI Deliverables are damaged through improper use or LandRay's fault or negligence or if LandRay is manufacturing the GPR Products pursuant to Section 5.1(d) hereof.

                  (b) LandRay's sole and exclusive remedy for any breach of the foregoing warranty by PSI is to have PSI replace the defective PSI Deliverable at no cost to LandRay.

         Section 10.4 No Warranties to Third Parties. PSI shall not be responsible for any claim by, or warranty to, any sublicensee or user of the GPR Products from LandRay or any third party, based on or alleging that there is a defect in the GPR Products, and LandRay hereby agrees to indemnify and hold harmless PSI against all cost damages and expenses that may arise out of such claim. PSI shall not be responsible for any warranty made by LandRay to any third party, including sublicensees or users of the GPR Products.


ARTICLE 11.     LIMITATIONS ON WARRANTIES AND LIABILITY

         Section 11.1 Warranty Limitation.

                  (a) EXCEPT AS SET FORTH EXPRESSLY IN THIS AGREEMENT, THE PSI DELIVERABLES ARE PROVIDED TO LANDRAY ON AN "AS IS" BASIS.

                  (b) EXCEPT AS SET FORTH EXPRESSLY IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, NONINFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE, SUITABILITY FOR PURPOSE, SATISFACTORY QUALITY, PRODUCT LIABILITY AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION.

         Section 11.2 Liability Limitations.

                  (a) IN NO EVENT SHALL PSI'S LIABILITY OR OBLIGATIONS TO LANDRAY UNDER THIS AGREEMENT, INCLUDING UNDER SECTION 10.3 AND ARTICLE 12, EXCEED THE CONTRACT PRICES ACTUALLY RECEIVED BY PSI FROM LANDRAY.

                  (b) IN NO EVENT,  INCLUDING,  WITHOUT LIMITATION,  PURSUANT TO
ARTICLE 12, SHALL EITHER LANDRAY OR PSI BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN

ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


ARTICLE 12.   INDEMNIFICATION

         Section 12.1 Indemnification. Each party shall indemnify, defend and hold the other and its affiliates, and their respective officers, directors, employees, shareholders, agents, successors, representatives, and permitted assigns, customers, and sublicensees harmless against any and all claims relating to any breach or claimed breach of any representation or warranty contained herein. The parties acknowledge and agree that the representations, warranties and indemnities set forth herein, shall extend to the foregoing parties, and the indemnifying party shall be liable to the same extent as if such representations, warranties and indemnities were made by the indemnifying party directly to such parties. In addition, LandRay agrees to indemnify, hold harmless and defend (with counsel free of any conflict of interest between such counsel and PSI or any other indemnitee hereunder) PSI and its directors, officers, employees, agents and subsidiaries from and against any and all claims, allegations, proceedings, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or in connection with the use or (if LandRay is manufacturing the GPR Products pursuant to Section 5.1(d) hereof) the manufacture of GPR Products thereof (other than as a result of a breach of a warranty made by PSI hereunder).

         Section 12.2 Conditions on Indemnity. Each party shall indemnify the other parties as set forth in this Article 12 provided that: (i) the indemnified party notifies the indemnifying party promptly in writing of the claim; (ii) the indemnifying party has sole control of the defense and all related settlement negotiations with respect to the claim; provided, that the indemnified party has the right, but not the obligation, to participate in the defense of any such claim through counsel of its own choosing; and (iii) the indemnified party cooperates fully to the extent necessary, and executes all documents necessary for the defense of such claim.


ARTICLE 13.   FUTURE PRODUCTS

         This Agreement governs the rights of the parties with respect to the delivery of the GPR Products only. However, because PSI may continue to develop improvements to and upgrades of the GPR Products, PSI shall offer the same to LandRay for purchase. In addition, PSI shall accept all of LandRay's purchase orders to purchase additional GPR Products for delivery as soon as reasonably possible as long as such purchase orders are in PSI's standard terms. The parties presently contemplate that the current GPR Products and the upgraded versions of those GPR Products shall cost approximately [*] (in the case of the Seeker) and [*] (in the case of the Imager). However, the parties agree that the actual cost of future GPR Products shall be determined by the parties prior to the time of delivery and shall reflect both PSI's actual direct costs of such GPR Products and a reasonable profit margin. Any maintenance or support obligations with respect to shall be determined by agreement between the parties and not by Article 9 hereof.

----------
*    Confidential treatment has been requested as to portions of this agreement.

ARTICLE 14.   NOTICES

         All notices, consents and approvals given under this Agreement shall be in writing and shall be delivered in person, by first class or express mail or facsimile addressed as follows:

   If to PSI:                                     If to LandRay:
   ----------                                     --------------

   Power Spectra, Inc.                          LandRay Technology, Inc.
   919 Hermosa Court                            235 Montgomery Street, Suite 807
   Sunnyvale, California  94086                 San Francisco, CA 94104
   Attn.:  Mr. Gordon H. Smith                  Attn.:  Bill Cormack

   Telephone:        (408) 737-7977             Telephone:        (415) 433-6930

Either  party may  change its  address or  addressee  for the  purposes  of this
Article 14 by notice. Notice given in accordance with this Article 14 shall be deemed given when received.


ARTICLE 15.   MISCELLANEOUS

         Section 15.1 Independent Contractor. PSI is an independent contractor for all purposes in the performance of this Agreement, including any continuing support or maintenance obligations. PSI warrants to LandRay that it will fulfill all of its legal obligations for payroll taxes, worker's compensation insurance and other employer obligations, and will hold LandRay harmless from any failure to do so. Neither party shall have any authority to enter into agreements of any kind on behalf of the other, and neither party shall have any other power or authority to bind or obligate the other in any manner to any third party.

         Section 15.2 Taxes. LandRay will be responsible for payment of any sales, excise, or use taxes, including any interest and penalties, imposed by any governmental authority upon use or sale by LandRay of the GPR Products or any other products of LandRay, the products developed hereunder, or on this Agreement.

         Section 15.3 Assignment. This Agreement may not be assigned by either party, including to a parent, subsidiary or successor in interest to its business, without the express, written consent of the other party which consent shall not unreasonably be withheld or delayed. Any potential assignee must be able to fulfill all obligations of the assignor. This Agreement shall be binding upon, and inure to the benefit of, the parties and their permitted respective successors and permitted assigns.

         Section 15.4 Force Majeure. If by reason of labor dispute, strikes, inability to obtain labor or materials, fire or other action of the elements, accidents, governmental restrictions or appropriation or other causes, whether like or unlike the foregoing, beyond the control of a party hereto, such party is unable to perform in whole or in part its obligations set forth in this Agreement, then such party shall be relieved of those obligations to the extent it is so unable to perform and such inability to perform, so caused, shall not make such party liable to the other party. The party subject to an event of force majeure shall use good faith efforts to comply as closely as possible with the provisions of this Agreement and to avoid the effects of such event to the extent possible.

         Section 15.5 Governing Law; Forum Selection. This Agreement shall be governed by the laws of the State of California, U.S.A., without regard to that state's laws concerning conflicts or choice of laws. The 1980 United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The parties hereby consent and submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California with respect to any disputes arising under or in connection with this Agreement. Each Party hereby waives any right that it might otherwise have to object to such venue or seek dismissal of the action on the basis of forum non conveniens. In the event of litigation under this Agreement, the prevailing party shall be reimbursed for reasonable legal costs and expenses.

         Section 15.6 Integration; Amendment. This Agreement and any exhibits and writings attached hereto or contemplated hereby constitute the entire understanding of the parties with respect to the subject matter hereof and replaces, supersedes and cancels all prior representations, assurances, courses of dealing, agreements and undertakings, whether written or oral, between them concerning such subject matter. This Agreement may not be modified except by a writing signed by authorized representatives of both LandRay and PSI.

         Section 15.7 Severability. If any provision of this Agreement or portion thereof is held to be unenforceable or invalid by any court of competent jurisdiction, such provision or portion shall be deemed amended to conform to applicable law so as to be valid and enforceable or, if the provision or portion cannot be so amended without materially altering the parties' intent, the provision or portion thereof shall be stricken, and the validity and enforceability of the remainder of this Agreement shall not be affected thereby.

         Section 15.8 Bankruptcy. PSI agrees that if PSI as a debtor-in-possession or if a trustee in bankruptcy rejects this Agreement, LandRay may elect to retain its rights under this Agreement as provided under
Section 365(n) of the Bankruptcy Code (or any successor thereto). Upon written request of LandRay to PSI or the trustee in bankruptcy, PSI or such trustee shall allow LandRay to exercise its rights under this Agreement (including its rights under Section 5.1(d) hereof) and shall not interfere with the rights of LandRay as provided in this Agreement. PSI further agrees that LandRay shall maintain exclusive rights to GPR Technology under the terms of this Agreement, even if PSI should cease operations, be purchased or merge.

         Section 15.9 Rights and Remedies. The various rights, options, elections, powers and remedies of a party to this Agreement shall be construed as cumulative, and no one of them exclusive of any others or of any other legal or equitable remedy which such party might otherwise have in the event of breach or default with respect to the terms hereof (except to the extent a remedy in this Agreement is expressly made an exclusive remedy). The exercise of one right or remedy by a party or parties shall not impair its right to any other right or remedy.

         Section 15.10 Waiver. No waiver by either party of any breach, provision or default by the other shall be deemed a waiver of any other breach, provision or default.

         Section 15.11 Headings. Headings contained in this Agreement are for ease of reference only and shall have no legal effect.

         Section  15.12   Counterparts.   This  Agreement  may  be  executed  in
counterparts, both of which, taken together, shall constitute one single agreement between the parties.


         WHEREFORE, the parties have signed this Agreement on the date first written above.


POWER SPECTRA, INC.                                  LANDRAY TECHNOLOGY, INC.


By:    /s/ Gordon H. Smith                              By:  /s/ M. W. Rhode
    ---------------------------                           ----------------------
Name:  Gordon H. Smith                                Name:  M. W. Rhode
    ---------------------------                           ----------------------
Title: Chairman and CEO                              Title:  President & CEO
    ---------------------------                           ----------------------
                                                             Dec. 17, 1996
                                      -14-

                                    EXHIBIT A

                            TECHNICAL SPECIFICATIONS

                                    Exhibit A                            12/5/96
                            Performance Specification
                     With Preliminary Equipment Descriptions
             "Seeker" and "Imager" Ground-Penetrating Radar Systems

1.0   Introduction and Purpose

This document describes requirements for two, related electronic units. The simpler unit is the "Seeker," a hand-held ground-penetrating radar (GPR) that produces a narrow probe beam using synthetic-aperture techniques. The second, the "Imager," operates similarly to the Seeker, but gathers radar data from a number of measurement positions to synthesize a three-dimensional radar image of the area being surveyed.

The intended use of the Seeker and Imager is to find and precisely locate high-grade metallic ore body deposits within the walls of mine tunnels. The principle of operation is the relatively high reflection of electromagnetic radiation from electrical conductors. The specified radar shall nominally be of the ultra-wideband impulse type.

2.0   Seeker Radar Performance Requirements

[*]   This target is referred to herein as the "Standard Wire Target," or SWT.

2.1 Detection Range. The SWT shall be detectable at a range of at least 6 m (20 ft) with a signal-to-clutter ratio of at least +3 dB. This may be demonstrated by a detection range in air of at least 30 m with a signal-to-noise ratio of at least +3 dB, regardless of SWT orientation.

2.2 Synthesized Beamwidth. The processed beamwidth of the radar shall be less than 3 degrees (3-dB points). This beam shall be coincident with the mechanical axis of the Seeker within +/- 1 degree. Side and back lobes shall be at least 15 dB down from the main beam.

2.3 Range Resolution. The range (axial) resolution of the radar shall be 10 cm (4 in) or better in quartz. This may be demonstrated in air with 19 cm (7.5 in) or better resolution performance.

2.4 Articulation Method. Antenna articulation shall be automated, as initiated by the operator depressing a "Capture" button on the unit.

2.5   Scanning Time. A complete reading shall be captured in 2 sec or less.

2.6 Pointing Requirements. In order to achieve specified performance, the operator shall maintain the position of the Seeker to within 1 cm, relative to the radiating aperture of the radar, and the Seeker boresight axis within +/- 1 deg of the intended viewing direction during the scanning

----------
*    Confidential treatment has been requested as to portions of this agreement.

                                   PROPRIETARY

                                      -A1-
      capture time.

2.7 Standoff Capability. The Seeker shall operate within specifications with the radiating aperture face at any standoff distance from the air-soil interface (tunnel wall) between 0 and 15 cm (6 in).

2.8   Dynamic Range. The radar dynamic range shall be at least 60 dB.

2.9 Polarization. The baseline polarization format shall be V-V. Cross polarization shall be considered, evaluated and adopted if a significant performance advantage. The merits of a switchable polarization capability shall also be assessed.

3.0   Data Handling and Display

3.1 Data Display. Processed radar data shall be displayed in "A-scan" format (amplitude vs. range) on an LCD or similar flat-panel display integral with the unit. A stacking mode, in which at least five consecutive scans can be simultaneously displayed, shall be implemented. The display shall be easily viewable under a variety of conditions, from full sunlight (with glare shield, if required) to total darkness.

3.2 Aural Indicator. An aural indication of targets shall be provided. The nature of this indication is beyond the scope of this document and left to the imagination of the designer. One suggestion is to format the data so that frequency represents range and audio strength signal strength.
      Another is that range is represented by a time-phased audio sequence following a "ping" or other distinctive aural indicator. In this case, frequency could represent signal strength.

3.3 Data Records. The Seeker shall automatically store up to 10 capture records for later "instant replay" recall using simple, front-panel commands. The complete data history of the unit shall available for archive on a standard personal computer over an RS-232 data link.

4.0   General Operational Considerations and Requirements

4.1 Operator Requirements. The Seeker shall be operable by a single person working in a confined environment.

4.2 Viewing Direction. The Seeker shall be designed to accommodate any viewing direction.

4.3 Carrying and Transport. The design shall facilitate easy carrying and transportation without a carrying case in a dirty, wet environment. In general, extreme ruggedness with light weight are required.

4.4   Protective  Covers.  The Seeker  shall  include a  waterproof,  protective dielectric window at the radiating aperture. An easily removable, water-resistant cover shall also be provided to protect the Seeker display and controls when not in operation.

                                  PROPRIETARY

                                      -A2-

4.5 Surface Treatments and Finishes. Surfaces and finishes shall be selected for durability and corrosion resistance. Ease of cleaning and general equipment maintainability in the underground mining environment shall be strongly considered in the packaging design.

5.0   Mechanical

5.1 Size. The Seeker shall be no more than 91 cm (36 in) long, 40 cm (16 in) wide, and 40 cm (16 in) high, including integral display. This is exclusive of an optional, auxiliary battery pack as described in 5.3, below.

5.2 Weight. The Seeker shall weigh no more than 10 kg (22 lbs), exclusive of an optional, auxiliary battery pack as described in 5.3, below.

5.3 Auxiliary Battery Pack. A separate battery pack is permissible, if it results in significant increase of utility. Such a unit shall be fitted into a carrying harness for portability. Weight shall not exceed 7 kg (15 lbs). The power cable between the battery pack and the Seeker shall be easily disconnected. With the battery pack disconnected, the Seeker shall maintain its memory and operating configuration automatically in a nonoperating, standby state for a period of at least two hours.

6.0   Electrical

6.1 Power Source. The Seeker shall be capable of operating from internal batteries (see Section 5.3) or from an external power source of between 10 and 30 Vdc.

6.2 Operating Time. The Seeker shall be capable of operating within the requirements of this specification without battery recharge for a period of at least four hours, assuming an average of one capture sequence per minute over that time period.

7.0   Environmental

7.1 Operating Temperature Range. The Seeker shall be capable of operating within the requirements of this specification over an ambient temperature range of -10 to +50 deg C.

7.2 Storage Temperature Range. The Seeker shall be capable of storage, for an indefinite period of time, without damage, over a temperature range of -40 to +60 deg C.

7.3 Humidity. The Seeker shall be capable of operating without performance degradation over a relative humidity range of 0 to 100 percent, including condensation.

7.4 Immersion. The Seeker need not be capable of operating in or surviving immersion in water, except as follows: The Seeker shall tolerate without damage (other than cosmetic) being placed in standing water up to 8 cm (3 in) deep with the radiating aperture pointed downwards. The Seeker shall be capable of taking radar data under this condition, although performance is not

                                  PROPRIETARY

                                      -A3-
      specified due to the unanalyzed effects of the high-dielectric-constant water layer.

7.5 Shock. The Seeker shall survive, while operating and in any orientation, a free-fall of up to 1 m (3.3 ft) onto a flat concrete surface. Cosmetic damage is allowed.

7.6 Vibration. The Seeker shall survive (nonoperating) without damage vibration levels associated with ground and commercial airborne transport, including ground transportation over unpaved roadways. A suitable carrying and/or packing case may be provided to ensure this capability.

7.7 Altitude. The Seeker shall operate within the requirements of this specification over an altitude range of -1500 m (-5000 ft) to +3000 m (10,000 ft) MSL. Note: The high negative altitude requirement reflects operation in deep mine shafts.

7.8 Dust and Dirt. The Seeker shall be capable of operation and storage in a dirty environment typical of underground mining conditions.

8.0   Electromagnetic Compatibility

In order to maximize impulse radar performance, no constraints on electromagnetic radiation are imposed. The designer, however, is encouraged to provide a Seeker that minimizes impact on other equipment such as radios and televisions, without compromising performance. A pseudo-random pulse repetition rate (PRF) is suggested, for example.

9.0   Safety

The Seeker shall expose the operator to voltages no greater than 50 V. All sharp edges shall be covered with cushioning or other treatment that will preclude operator injury during handling and transportation. If batteries with explosive potential are used, they shall be packaged with a containment barrier. Batteries shall be selected that do not vent hydrogen or other flammable gas. The Seeker shall not emit x-rays.

10.0  Reliability

The Seeker shall be capable of operating within the requirements of this specification with a mean time between failures (MTBF) of at least 200 hours. Scheduled, preventative maintenance every 200 hours or longer is allowable.

11.0  Imager Unit

11.1 General. The Imager is an extension of the Seeker concept. Basically, it is a Seeker with the addition of two elements:

[] [*] that determines the attitude and position of the Seeker relative to a starting position.

------
* Confidential treatment has been requested as to portions of this agreement.

                                  PROPRIETARY

                                      -A4-

      []  An  external   data-processing  computer  (with  display)  to  provide
          extracted image information.

      In operation, the Imager provides a 3-D image of a volume of earth. Image data is gathered by taking multiple capture shots at multiple positions over an area roughly the height and width of the desired depth of the image. Most operational parameters such as the pattern of positioning, number of shots at each position, and required survey area, remain to be specified.

11.2 [*]. An [*] shall be incorporated into the provide Imager. It shall provide [*] axes of attitude information, relative to a manually keyed starting position, accurate to [*] over a period of [*] provided that the Imager is moved no farther than [*] from its starting position during this time. Similarly, the [*] shall provide [*] axes of position information under these conditions with an accuracy of [*].

11.3 Imaging Computer. A computer shall be included in the Imager system. This computer shall be separate from the Seeker head and connected to it by a cable. Nominally, a commercially available, standard "laptop" computer shall be used.

11.4 Performance. Performance shall be based on the Seeker performance characteristics as defined in Section 2.0. Image quality and utility, traded off against number of data-gathering positions, shall be determined during the development cycle of the Imager.

11.5 Data Handling and Display. These parameters are left to the designer using a standard computer format. The Seeker data handling and display parameters (Section 3.0) shall be retained in the Imager, with the addition of a disable function if trials determine that the Seeker display format interferes with utility in the Imager mode.

      A wireless (radio or infrared) data link between the Imager head (upgraded Seeker) and the associated computer shall be strongly considered and implemented if developed commercial modules can fulfill this function.

11.6 General Operating Considerations. The requirements of Section 4.0 apply to the Imager head (upgraded Seeker), except that up to two persons may be required to operate the system (exception to 4.1). Sections 4.3 through
      4.5 are goals for the associated computer. The Imager shall be capable of operation as a Seeker, fully meeting the requirements of sections 2.0 through 10.0, inclusive.

11.7  Mechanical.  All  requirements  of Section  5.0 apply to the  Imager  head
      (upgraded  Seeker),  with  the  exception  that  the  weight  (Para.  5.2)
      allowance is increased to 11 kg (24 lbs). No weight or size requirements are imposed on the associated computer, other than the generalities of
      Section 4.0. A ruggedized laptop is expected to prove adequate for this application.

------
* Confidential treatment has been requested as to portions of this agreement.

                                  PROPRIETARY

                                      -A5-

11.8 Electrical. All requirements of Section 6.0 apply to the Imager, including the associated computer.

11.9 Environmental. All requirements of 7.0 apply to the Imager head (upgraded Seeker). Environmental requirements for the associated computer and display are to be determined, depending on the performance characteristics of available commercial hardware.

11.10 Electromagnetic  Compatibility.  The  requirements  (or lack  thereof)  of
      Section 8.0 apply to the Imager, with the addition that the Imager head and computer must be mutually compatible in terms of electromagnetic emissions and susceptibilities.

11.11 Safety. The requirements of Section 9.0 apply to the Imager.

11.12 Reliability. The requirements of Section 10.0 apply to the Imager.

                                  PROPRIETARY

                                      -A6-

                                    EXHIBIT B

                                PSI DELIVERABLES

                                    Exhibit B                           12/5//96
                                  Program Plan
                                 LandRay Phase 3

1.0   Overview

The main purpose of the LandRay Program, as defined in phases 1 and 2, is to provide equipment for the detection and identification of mineral ore deposits. The baseline scenario of operation is handheld instrumentation operated in mine tunnels. The baseline mineral sought is gold. A secondary goal of the Program is to conduct a feasibility study and proof-of-principle experiments regarding borehole tomography. The method of remote sensing in all cases is ground-penetrating radar using synthetic-aperture techniques.

The Program is divided into three elements. Elements 1 and 2 are concerned with two tunnel-based portable sensors, herein dubbed the "Seeker" and "Imager."
Element 3 is the borehole work, which will follow the first two elements on a noninterference basis. The bulk of the Program concerns elements 1 and 2. Although there is little hardware commonality between the first two elements and the last, it is expected that software developments from the first two elements will have a significant, favorable impact on the performance of Element 3.

The Seeker is the core instrument of the baseline (elements 1 and 2) program. It is an ultra-high bandwidth, impulse radar operating in the microwave regime. The Seeker contains all elements of a complete radar system--transmitter, receiver, antennas, signal processing and display--in a handheld unit that can be operated and transported in typical ore mine conditions. [*]. Depending on conditions within the mine wall, useful information at penetration depths exceeding 4 m may be obtained.

Element 1 realizes a small quantity of prototype Seekers ultimately useful for pilot revenue-gathering work in ore mines worldwide. The full potential of the Seeker concept will not be quantified until representative field trials are run. By taking multiple "snapshots" into the mine wall, with the Seeker placed at different, controlled positions for each shot, synthetic-aperture data may be gathered suitable for reduction into full, 3-D images. Such capability is expected to greatly enhance the utility of the Seeker concept and realization of such imaging is the purpose of Element 2. In order to make the imaging Seeker ("Imager") practicable in the difficult tunnel environment, the basic Seeker will be [*] that will autonomously communicate to the Seeker's signal processing the relative position of the Seeker for each shot of an image-gathering data suite.

Integral with elements 1 and 2 is an ongoing phenomenology support program, initiated in Phase 2, that emphasizes the use of nondeliverable developmental hardware for data gathering. The Gentry Radar Test Bed (GRTB) was of enormous value in Phase 2 in establishing a solid technical baseline regarding radar performance and optimization in an easily accessible and relatively ideal environment. This system is designed to take wide-area radar data from a horizontally-oriented

------
* Confidential treatment has been requested as to portions of this agreement.

                                   PROPRIETARY

                                      -B1-
test area such as a sandpit. The availability of a sophisticated test sandpit at the Venture 4 Mining facility, less than three hours' drive from PSI, has greatly increased the value of this methodology.

A second development tool, which, at this writing, has been designed but not fabricated, is the Scissors Radar Test Bed (SRTB). This is an extension of the GRTB, on a smaller scale, and with vertical scanning, suitable for field trials in mine tunnels. This unit represents a "development friendly" step between the GRTB and Seeker and Imager concepts.

Element 3 is the investigative borehole work. Single borehole and borehole-borehole measurements will be made using impulse radar. The purpose of the investigation is to quantify the utility of selected radar concepts in this application. The minimum goal is to reduce the number of boreholes required to accurately map ore bodies. The initial part of Element 3 will include the generation of a Test Plan to quantify the work to be done.

An overview of the proposed program is given in the flowcharts of figures 1.0-1 and 1.0-2.

2.0   Management Plan

The Program will be led by a full-time Program Manager, who will also make significant technical contributions to the effort. As Program Manager, this individual shall be responsible for overall program planning, critical decisions, and day-to-day running and monitoring of the Program. Mr. Stephen Davis, Program Manager on Phase 2, will continue as Program Manager on Phase 3. The Program Manager will be assisted by a Project Engineer, who will take the technical lead on the Program. Mr. Frederick Beckner of Cyberdynamics, Inc. will fill this roll on an interim basis, until PSI hires a full-time Radar Systems Engineer. Part-time administrative assistance will also be provided the Program Manager. Two major subcontracts are planned. The first is to Cyberdynamics, Inc., which was instrumental in the successful Phase 2 development. The second is to Pacific Consultants, Inc., which will be responsible for mechanical and electronic packaging.

3.0   Deliverables

3.1   Hardware

      Quantity 2 Seeker Units, with all necessary ancillary hardware and cables for operation in a mine tunnel environment

      Quantity 1 Imager Unit, incorporating the prototype basic Seeker Unit

3.2   Documentation

      Operating Manual for basic Seeker Unit

      Final Test Report for basic Seeker Unit

                                  PROPRIETARY

                                      -B2-

                           Seeker/Imager Development
                                 Elements 1 & 2

                                  Figure 1.0-1

Flow chart illustrates the inter-relationship of the proposed GPR System.





                                      -B3-

                         Borehole Tomography Evaluation
                                   Element 3

                                  Figure 1.0-2

Flow chart illustrates the test evaluation procedures.





                                      -B4-

      Preliminary Operating Manual for Imager Unit

      Final Test Report for Imager Unit

      Final Report on borehole radar tomography experiments

      Monthly Reports throughout Program duration covering programmatics and technical highlights

4.0   Work Plan Summary

An outline of the preliminary Work Breakdown Structure is provided in Attachment
1. Estimated pricing is are included in summary form, as well.

4.1   Basic Seeker Unit Development

This task evolves the basic concepts explored in Phase 2 into operable, fieldable units with the goal of using them for ore body exploration on a pilot basis. The first major task is Radar Systems Engineering, under which the requirements for the basic Seeker Unit are defined. This process will involve additional hardware testing (in excess of those done under Phase 2), using the Gantry Radar Test Bed (GTRB). Performance analyses and predictions will be conducted. Documentation will include performance and equipment specifications and test plans for hardware checkout. Cyberdynamics Inc. will be a major subcontractor to this task.

Once the basic Seeker Unit is defined, a Hardware Design phase will commence. Elements include transmitter, receiver, antennas, computational hardware, display, controls, and power conditioning. An overall package design will be carried out. In a parallel effort, the system Software will be defined and written. Special Test Equipment will also be defined and generated in support of this task.

A First Article Prototype will then be built and checked out. Once the unit is tested in the laboratory, sandbox trials will be run. Finally, full-scale field trials will be conducted at selected sites to assess general performance in the field and the unit's ability to detect ore bodies. An iteration phase is planned, where the unit will undergo upgrades before returning for verification assessment in the field. A Final Report will document the performance, perceived utility and recommendations arising from the experience with the prototype.

Once the first article is complete, two Follow-on Units will be built and checked out. These will then be available for extended field work, preferably of a revenue-gathering nature, outside the scope of LandRay Phase 2.

4.2   Imaging Prototype

The development process for the Imaging Seeker Unit (Imager) prototype will follow a

                                  PROPRIETARY

                                      -B5-
development path similar to the basic units, and will have available for this task the First Article Prototype from the previous major task element. As before, Radar Systems Engineering will be conducted to analyze requirements and create performance and equipment specifications for the new unit. Developmental testing is included in this task.

The context and scope of this development are largely focused on the development and incorporation of the [*] and on software to accommodate this unit. In addition, there is significant imaging software development beyond the Phase 2 effort. The Seeker prototype unit will serve as the starting point for this development. The resultant Imager will be very similar to the Seeker, and will continue to have basic Seeker operational capability in addition to its new imaging capability. Priority will be given in the Program to specifying and 1ocating appropriate [*], preferably at an early enough time in the Program to design the basic Seeker Unit to accommodate future [*] with a minimum of hardware modifications. The baseline plan for the [*] is to utilize a standard commercial package. Preliminary investigation indicates that relatively low performance requirements, combined with the ready availability of low cost, small silicon-based accelerometers, make this a reasonable assumption.

A  parallel  development  will be the  nondeliverable  Scissors  Radar  Test Bed
(SRTB). This unit is designed to be installed in the mine tunnel to scan vertical tunnel walls. Its principles of operation are similar to the Gantry Radar Test Bed (GTRB), except for the scanning geometry and areas of scan. The SRTB design is complete as of this writing. These tools will be used in Performance verification tests aiding in the definition and development of the Imager.

Hardware and Software Design will then be carried out. The major hardware effort is the development and integration of an inertial reference module that will allow data taken from multiple test positions to be autonomously brought together and processed into 3-D images. One Prototype Imager will be built and checked out. Field trials will then commence. A modification iteration is planned, based on trial results. Special Test Equipment will also be defined and generated in support of this task. A Final Report covering the Imager Unit will be generated.

4.3   Borehole Tomography Assessment & Demo

This element commences with Radar Systems Engineering to analytically select and predict performance scenarios, and to document requirements in performance and equipment specifications and test plans. Cyberdynamics Inc will be a major subcontractor for this task. Suitable test sites will be selected and prepared under this task.

Prototype Demo Hardware will be assembled in preparation for testing. To the extent possible, this hardware will either be leased or drawn from company inventory. Expected elements include a transmitter, a receiver with high speed digitizer, winches, cables, computers, antennas, power source and conditioning, and communications equipment. A parallel Software development effort will be conducted.

------
* Confidential treatment has been requested as to portions of this agreement.

                                   PROPRIETARY

                                      -B6-

Field Trials will be conducted to assess the viability and competitiveness of the borehole tomography concepts introduced into this Program. The element will be concluded with a Final Report. No deliverable hardware is required for this element.

4.4   Program Management

Overall management and reporting tasks are collected here. The Program Manager will conduct periodic internal meetings in order to monitor and control the Program. A series of Design Reviews is also planned. Monthly Reports will be generated to provide the customer with adequate visibility into the Program. Final Reports will be written for each of the three major elements of the Program. Program Reviews will also be conducted on a monthly basis, and will include detailed cost tracking and predictions.

5.0   Program Schedule

Major elements and milestones of the Phase 2 Program are shown in Figure 5.0-1. A start date of 2 December, 1996 is assumed. Element 1, the basic Seeker Unit, is a nine-month program through the prototype. The production of two additional Seeker Units will be completed at the ten-month ARO point. The Imager Unit will be complete by the eleventh month. The borehole tomography work will begin in the ninth month and be the final element to be completed, for an overall Program duration of 14 months.

                                  PROPRIETARY

                                      -B7-

                                LandRay Phase 3

                              Figure 5.0-1 Page 1

Chart summarizes the time table for Phase 3 of the LandRay Project.




                                      -B8-

                                LandRay Phase 3

                              Figure 5.0-1 Page 2

Chart summarizes the time table for Phase 3 of the LandRay Project.



                                      -B9-

                                  Attachment I                           12/2/96
                        Work Breakdown Structure Outline
                                 LandRay Phase 3

1.0   Narrow Beam Radar Probe ("Seeker") Development

1.1   Radar Systems Engineering

      1.1.1  Performance specification
      1.1.2  Performance analysis and predictions
      1.1.3  Equipment specifications
      1.1.4  Performance verification tests (beyond Phase 2)
      1.1.5  Test plans

1.2   Hardware Design

      1.2.1  Brassboards
      1.2.2  Antennas
      1.2.3  Transmitter
      1.2.4  Receiver & digitizer
      1.2.5  Computational hardware
      1.2.6  Display & controls
      1.2.7  Power source and conditioning
      1.2.8  Overall packaging

1.3   Software

      1.3.1  Software requirements & specifications
      1.3.2  Radar signal processing
      1.3.3  Articulation control
      1.3.4  Display software

1.4   First Article Prototype

      1.4.1  Piece part procurement
      1.4.2  Subcontracted assembly (PCB's included)
      1.4.3  Final assembly
      1.4.4  System integration & test
      1.4.5  Temperature testing
      1.4.6  Sandbox trials
      1.4.7  Field trials
      1.4.8  Design modifications
      1.4.9  Final Report

                                  PROPRIETARY

                                     -B10-

1.5   Special Test Equipment

1.6   Follow-On Units (2 ea)

      1.6.1  Piece part procurement
      1.6.2  Subcontracted assembly
      1.6.3  Final assembly
      1.6.4  Unit checkout

Cost Estimate for 1.0, "Seeker"

      --------------------------------------------------------------------------
            Direct Labor       Subcontracted        Materials &        Total
             (k$)               Services             Travel             (k$)
                                (k$)                 (k$)
      --------------------------------------------------------------------------
             [*]                 [*]                 [*]                 [*]
      --------------------------------------------------------------------------

2.0   Imager Prototype

2.1   Radar Systems Engineering

      2.1.1  Performance specification
      2.1.2  Performance analysis and predictions
      2.1.3  Equipment specifications
      2.1.4  Scissors Radar Test Bed
      2.1.5  Performance verification tests (beyond 1.0)
      2.1.6  Test plans

2.2   Hardware Design

      2.2.1  [*]
      2.2.2  Display and controls
      2.2.3  Misc. Seeker mods

2.3 Software

      2.3.1  Software specification
      2.3.2  [*]
      2.3.3  Radar signal processing
      2.3.4  Display and control


------
* Confidential treatment has been requested as to portions of this agreement.

                                  PROPRIETARY

                                     -B11-

2.4   Prototype Imager(1)

      2.4.1  Piece part procurement
      2.4.2  Subcontracted assembly
      2.4.3  Final assembly
      2.4.4  System integration & test
      2.4.5  Verification trials
      2.4.6  Design mod documentation

2.5   Field Trials

2.6   Final Report

2.7   Special Test Equipment

Cost Estimate for 2.0. "Imager"

      --------------------------------------------------------------------------
            Direct Labor       Subcontracted        Materials &        Total
             (k$)               Services             Travel             (k$)
                                (k$)                 (k$)
      --------------------------------------------------------------------------
             [*]                 [*]                 [*]                 [*]
      --------------------------------------------------------------------------

3.0   Borehole Tomography Assessment & Demo

3.1   Radar Systems Engineering

      3.1.1  Performance specification
      3.1.2  Performance analysis and predictions
      3.1.3  Equipment specifications
      3.1.4  Test plans
      3.1.5  Test site development

3.2   Prototype Demo Hardware

      3.2.1  Transmitter
      3.2.2  Winches
      3.2.3  Cable
      3.2.4  Computers
      3.2.5  Receiver & digitizer

------
* Confidential treatment has been requested as to portions of this agreement.

(1) Assumes use of first article prototype Seeker as hardware starting point


                                  PROPRIETARY

                                     -B12-

      3.2.6  Antennas
      3.2.7  Power source & conditioning
      3.2.8  Communications

3.3   Software

      3.3.1  Radar signal processing
      3.3.2  Positioning control
      3.3.3  Display

3.4   Field Trials

3.5   Final Report

Cost Estimate for 3.0, "Borehole"

      --------------------------------------------------------------------------
            Direct Labor       Subcontracted        Materials &        Total
             (k$)               Services             Travel             (k$)
                                (k$)                 (k$)
      --------------------------------------------------------------------------
             [*]                 [*]                 [*]                 [*]
      --------------------------------------------------------------------------

4.0   Program Management

4.1   Program Management

4.2   Program Administration

4.3   Design Reviews

4.4   Travel (excluding field trials)

4.5   Monthly Reports

4.6   Final Report Support

Total Program Cost Estimate

      --------------------------------------------------------------------------
            Direct Labor       Subcontracted        Materials &        Total
             (k$)               Services             Travel             (k$)
                                (k$)                 (k$)
      --------------------------------------------------------------------------
             [*]                 [*]                 [*]                 [*]
      --------------------------------------------------------------------------

------
* Confidential treatment has been requested as to portions of this agreement.

                                  PROPRIETARY

                                     -B13-

                                    EXHIBIT C

                                 LIST OF PATENTS

                             Power Spectra Patents

PSI has obtained a number of patents to protect its intellectual property rights. PSI currently holds five (5) patents on its BASS(TM) devices. Current BASS patents are:

1. Patent No. 4,782,222 - Bulk Avalanche Semiconductor Switch Using Partial Light Penetration and Inducing Field Compression.

   This patent forms the foundation for the BASS Mesa patent. This patent describes the fundamental features of the BASS device, the use of light absorption to generate electric-field enhancement within the device structure. The effect is called field compression and results in the unique performance of the Bass device. The term field compression is used along with "bulk avalanche" to distinguish the BASS device from previous embellishments of light triggered semiconductor switches. More specifically, the patent describes a switch that uses an improved method of optically-triggered avalanche breakdown which can produce pulses of 100 picoseconds or longer duration and can deliver five kilovolts into fifty (50) ohms using a standard laser diode.

   Expiration date: November 1, 2005

2. Patent No. 4,864,119 - Bulk Avalanche Switch Using Mesa Structure

   This patent describes a switch that can produce pulses of one hundred (100) picoseconds or longer duration. The switch can deliver five (5) kilovolts into fifty (50) ohms using standard laser diode. The patent also describes the basic construction of the present BASS device and several derivative constructions and is an embellishment of the bulk avalanche patent. The design uses a mesa structure on top of the device to allow higher voltage operation. Another important factor is the application of epitaxial regions on the top and the bottom of the device.

   Expiration date: September 5, 2006

3. Patent No. 4,438,331 - Bulk Semiconductor Switch

   The patent describes a device for switching kilovolt level voltages in times on the order of one (1) nanosecond or less, using optical radiation with energy input of 10(-7) joules. This patent also describes a cryogenically cooled semiconductor switch. The device is a surface conduction device that uses laser triggering at two wavelengths. A short wavelength is used to trigger conduction and a second, longer wavelength is used to aid in ram-off.

   Expiration date: March 20, 2001

4. Patent No. 4,891,815 - Bulk Avalanche Semiconductor Laser

   The patent describes a bulk semiconductor laser that uses optically triggered avalanche conduction to initiate the lasing action in the bulk semiconductor.

   Expiration date: January 2, 2007

5. Patent No. 4,494,011 - High Voltage Nanosecond Pulse Generator

   This patent describes a high voltage pulse generator for producing at least five hundred (500) kilowatts of power over two nanoseconds with short rise time, using a high voltage avalanche source, a plurality of biased triode amplifier robes and circuits and a voltage step-down transformer between any two consecutive stages.

   Expiration date: January 15, 2002

   In addition to proprietary PSI process "know-how," the company has licenses on key technologies and software as well as an exclusive, world-wide license for its PSIristor technology. A license for several software patents, key to the success of the mine finding radar development, was obtained in early 1996.

   Furthermore, PSI believes and has experience to support its belief that it will obtain additional hardware and system patents on its LandRay related technology, as well as copyrights on LandRay related software. The company expects to apply for and receive patents and copyrights as follows:

   o [*]
   o [*]
   o [*]
   o [*]
   o [*]
   o [*]
   o [*]
   o [*]
   o [*]

   Plus, the company anticipates additional patents and copyrights on other advancements and extensions of its hardware and systems technology and know how.

------
* Confidential treatment has been requested as to portions of this agreement.

                                    EXHIBIT D

                                 CONTRACT PRICE

Event                                                             Amount Payable

1. LandRay, Phase 3 Contract executed -- down payment of 1/3          $1,000,000

2. Each calendar quarter-end -- five quarterly progress reports          400,000
   [Provided that PSI monthly progress reports and quarterly reviews are made]

                                                                      $3,000,000
                                                                      ==========